UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 4, 2015

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-13061 (Commission File Number)	34-1559348 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On May 4, 2015, Owens-Brockway Glass Container Inc. (“OBGC”), an indirect wholly owned subsidiary of  Owens-Illinois Group, Inc. (the “Company”), notified U.S. Bank National Association (the “Trustee”) that OBGC has elected to redeem $300,000,000 in aggregate principal amount (the “Redemption Amount”) of its 7 3/8% Senior Notes due 2016 (the “Notes”) on May 19, 2015 (the “Redemption Date”), pursuant to the Indenture, dated as of May 12, 2009, by and among OBGC, the guarantors named therein, including the Company, and the Trustee (the “Indenture”).

In accordance with the terms of the Indenture, holders of the Notes will receive accrued and unpaid interest on the Redemption Amount plus the greater of: (1) 100% of the Redemption Amount and (2) the present value as of the Redemption Date (discounted from the scheduled payment date) of (i) 100% of the Redemption Amount plus (ii) the remaining scheduled payments of interest from the Redemption Date through May 15, 2016 (but excluding accrued and unpaid interest to the Redemption Date) computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) plus 50 basis points.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS GROUP, INC.

Date: May 4, 2015	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Vice President and Acting Chief Financial Officer